UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2005

SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315

(Address of Principal Executive Office) (Zip Code)

(954) 525-1505

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     The description of the employment agreements contained in Item 5.02 is incorporated herein by reference.

Section 5. Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     Pursuant to the previously announced Purchase Agreement dated as of November 17, 2004 by and between Sunair Electronics, Inc. (the “Company”) and Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”), Coconut Palm completed its purchase of 5 million Units. The Units consist of 5 million newly issued shares of common stock of the Company and warrants to purchase an additional 10 million shares of common stock at exercise prices ranging from $6.00 per share to $7.00 per share. The warrants are immediately exercisable and will expire at times of three and five years from closing. The aggregate purchase price for the Units was $25 million. Coconut Palm obtained the $25 million in a private placement of its equity. Following the closing of the transaction, Coconut Palm beneficially owns 15 million shares, or 78.9%, of the common stock of the Company.

     At the Annual Meeting of Shareholders of the Company held on February 4, 2005 (the “Annual Meeting”) and in connection with the transaction, the shareholders of the Company approved a proposal to increase the size of its Board of Directors from five to seven members. At the Annual Meeting, the shareholders elected six directors to the Company’s Board of Directors, including Richard C. Rochon and Mario B. Ferrari, both of whom are affiliates of Coconut Palm. Coconut Palm has the right to nominate one additional director to fill the newly created vacancy, which such nominee will be elected by a majority vote of the Board of Directors within 30 days of the Annual Meeting, as provided by the Company’s bylaws. In addition, Stephen P. Oppenheim, who was elected a director at the Annual Meeting, has agreed to resign from the Board of Directors at a future date following the closing of the transaction, and Coconut Palm has the right to nominate an additional director to fill the vacancy created by Mr. Oppenheim’s resignation, which such nominee will be elected by a majority vote of the Board of Directors within 30 days after the vacancy is created, as provided in the Company’s bylaws.

     In connection with the transaction, the Company entered into an employment agreement with John J. Hayes, effective as of February 9, 2005. The employment agreement provides that Mr. Hayes will receive $325,000 in annual salary plus options to purchase 166,667 shares of the Company’s common stock at an exercise price of $5.00 per share. The options will vest over the term of the employment agreement and will expire ten years after the date of issuance. The options were granted outside of the Company’s stock option plan, and were approved by a majority of the Company’s independent directors. Mr. Hayes will also be entitled to participate in the Company’s equity-based compensation plans and shall be entitled to other employee benefits to the same extent as the Company’s other similarly situated senior executives. Beginning February 15, 2005, Mr. Hayes will replace Mr. James Laurent as the Company’s President and Chief Executive Officer.

     Mr. Hayes’ employment agreement has a term of four years; however, such term may be further extended by the Company and Mr. Hayes in writing in a separate signed instrument. Either the Company or Mr. Hayes may terminate his employment agreement upon 60 days prior notice. However, if the Company terminates the employment agreement without cause, or Mr. Hayes terminates his employment agreement with cause, the Company is required to pay Mr. Hayes severance payments at the rate of his salary in effect on the date of termination for two years. In the event of specified changes in control of the Company, all options previously granted to Mr. Hayes will automatically vest and if he terminates his employment with the Company with cause within one year of a specified change in control, he will be entitled to the two years of severance payments. However, no transaction will be considered to be a change in control for purposes of triggering these severance obligations if the transaction in question involves a pest and termite control services company or relates to any existing or former business segment or division in which the Company operates, or if the change in control is procured, directly or indirectly, by Mr. Hayes, Richard C. Rochon, Mario B. Ferrari, Coconut Palm, any then existing executive officer or director of the Company or any former executive officer or director previously affiliated with the Company during the six month period prior to the specified change in control and/or any affiliates of the foregoing.

     Mr. Hayes will be further subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does not entitle him to the severance payments described above. Mr. Hayes will also be subject to a two-year noncompete covenant to the extent his employment is terminated in a manner that does entitle him to the severance payments described above; however, if the Company fails to make these severance payments, Mr. Hayes’ noncompete obligations will no longer be in effect.

     Mr. Hayes, 52, has served as executive vice president of TruGreen Companies (2000-2004), and has held various other executive roles with TruGreen Companies since 1975.

     In addition, James E. Laurent, the Company’s current President and Chief Executive Officer, Synnott B. Durham, the Company’s current corporate Secretary and Chief Financial Officer, and Henry A. Budde, the Company’s current Vice President of Operations, have entered into employment agreements with the Company, which became effective upon the closing of the transaction. Mr. Laurent will serve as the President of the high frequency single sideband communications business, and will be paid $152,500 in annual salary. Mr. Durham will remain the Chief Financial Officer of the Company and serve as the Vice President of Finance of the high frequency single sideband communications business, and will be paid $125,000 in annual salary. Mr. Budde will serve as the Vice President of Operations of the high frequency single sideband communications business, and will be paid $125,000 in annual salary. Messrs. Laurent, Durham and Budde will also be entitled to other employee benefits to the same extent as the Company’s other similarly situated senior executives.

     Further, the Company has granted each of Messrs. Laurent, Durham and Budde options to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the shares on the date of grant. Such options shall vest at a rate of 1,666 per full month of employment, except that at the end of two years, all remaining options shall vest and become exercisable. Each of the employment agreements has a term of two years. If the Company terminates any employment agreement without cause, the Company will be required to pay such employee severance payments at the rate of his salary in effect on the date of termination for a period of six months, and his options will vest and become exercisable upon the effective date of such termination.

     Each of Messrs. Laurent, Durham and Budde, is subject to a one-year noncompete covenant to the extent his employment is terminated for cause, and if his employment is terminated without case, the noncompete covenant will be for a six-month period.

     The press release announcing the closing of the transaction is filed herewith as Exhibit 99 and is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

     99 Press Release, dated February 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: February 14, 2005	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

99	Press Release, dated February 9, 2005

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